Exhibit 99.1

Media Contact: PPL: Daniel J. McCarthy, 610-774-5758
Investor Contact: PPL: Joseph P. Bergstein, 610-774-5609

PPL to Expand Regulated Business Portfolio
By Acquiring Second-Largest U.K. Electric Distribution Business

— Transaction significantly accretive to earnings and cash flow for 2011 and beyond —
— Expanded operation will be the largest electricity network in the U.K. —
— Closing expected next month —

ALLENTOWN, Pa. (March 1, 2011) – Accelerating the growth of its regulated electricity operations, PPL Corporation (NYSE: PPL) announced Tuesday (3/1) that it has reached a definitive agreement to acquire the Central Networks electric distribution business in central England, the second-largest such business in the United Kingdom.

PPL, through its U.K. subsidiaries, is acquiring Central Networks from E.ON UK plc for £3.5 billion ($5.6 billion) in cash, £500 million ($800 million) of existing public debt to be assumed through consolidation, and the payment of certain permitted adjustments on intercompany indebtedness through the closing date. PPL and E.ON expect to close the transaction in early April.

Central Networks’ regulated distribution operations, which serve 5 million customers in the Midlands area of England, are conducted through Central Networks East plc and Central Networks West plc. PPL currently owns Western Power Distribution, which provides regulated distribution services to 2.6 million customers in England and Wales through WPD South West and WPD South Wales. The WPD and Central Networks service territories are contiguous and significant synergies are expected from the combined operations.

After completing the acquisition, PPL will own and operate the largest network of electricity delivery companies in the United Kingdom in terms of regulated asset value, at a combined £4.9 billion ($7.8 billion).

“We are very pleased to have successfully reached this agreement, which will allow us to further expand our regulated electricity operations in a way that enhances shareowner value and is immediately accretive to 2011 earnings and cash flow,” said James H. Miller, PPL’s chairman, president and chief executive officer. “And, we are confident that our highly successful U.K. management team is prepared to implement operational improvements and other efficiencies that will benefit customers and contribute additional accretion to PPL earnings in 2012 and beyond.”

PPL estimates that the acquisition will be accretive to PPL corporate earnings by about 10 to 15 cents per share in 2011, assuming the transaction closes in April. In addition, the company estimates the accretive value of the transaction will grow to 32 to 38 cents per share by 2013, Miller said.

Assuming a successful closing of the transaction in early April, PPL expects to increase its 2011 earnings forecast to $2.50 to $2.75 per share, up from the current $2.40 to $2.60 per share.

Miller said PPL plans to maintain its common stock dividend at the current annualized level of $1.40 per share, as declared by the company’s board of directors on Feb. 25.

“Opportunities as compelling as this do not come along very often. The U.K. provides a progressive regulatory environment; Central Networks is adjacent to our existing, high-performing operations; and there are very real opportunities for retainable synergies that further enhance what already is a compelling transaction,” said Miller. “Since customers will also benefit from our operational capability, this truly is a win-win transaction.

“We’re looking forward to welcoming the professional and experienced Central Networks employees to the PPL family of companies. Through our shared commitment to superior customer service, we will continue to provide safe and reliable electricity service to the homes and businesses in the Midlands,” said Miller.

Central Networks is responsible for the operation of about 83,000 miles of lines in an area comprising central England, including the cities of Birmingham and Nottingham. WPD operates about 52,000 miles of lines in South West England and South Wales, including the cities of Bristol and Cardiff. Robert A. Symons, WPD’s chief executive, will lead the expanded network operation.

“This acquisition expands our U.K. business into a very strategic and core element of our overall regulated utility business platform. WPD’s highly capable management team has set the U.K. standard for customer service, reliability and community involvement — a record of operating excellence that has translated into superior financial performance. Our team is very excited to bring this commitment to excellence to the Midlands,” Miller said.

Miller said the acquisition will further increase the portion of PPL’s annual earnings and cash flows from regulated operations. Last year, the company acquired regulated utility operations based in Kentucky from E.ON AG. Based on the expected contributions of the expanded U.K. operations, the company estimates that nearly three-quarters of PPL’s 2013 EBITDA would come from regulated businesses.

“This transaction significantly improves PPL’s business mix and our business risk profile,” said Miller. “And, we preserve the upside from our competitive electricity generation business in the U.S. as wholesale electricity markets rebound.”

With this expansion, PPL Corporation companies will be providing regulated utility services to more than 10 million customers in England, Wales, Pennsylvania, Kentucky, Virginia and Tennessee.

PPL has committed acquisition financing of £3.6 billion ($5.8 billion) in place from Bank of America Merrill Lynch and Credit Suisse. Miller said the permanent financing plan, which has been fully reviewed with S&P and Moody’s, will include a combination of common equity, convertible equity units and debt. The company expects to complete the permanent equity financing in the second quarter and the debt financing by the end of the year.

No regulatory or shareowner approvals are necessary for the transaction. Credit Suisse and Bank of America Merrill Lynch served as financial advisers to PPL. Simpson Thacher & Bartlett LLP, served as counsel to PPL with assistance from Allen & Overy LLP, and Ashurst LLP.

In addition to operating best-in-class utility operations in the United States and the United Kingdom, PPL Corporation, headquartered in Allentown, Pa., owns or controls about 19,000 megawatts of generating capacity in the United States and sells energy in key U.S. markets. More information is available at www.pplweb.com.

Conference Call and Webcast

PPL invites interested parties to listen to the live webcast of management’s teleconference with financial analysts about the acquisition at 8 a.m. EST Wednesday (3/2). The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s Web site: www.pplweb.com. The webcast will be available for replay on the site for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID #48924161).

Statements contained in this press release, including statements with respect to future events and their timing, including the acquisition (“Acquisition”) by PPL Corporation of Central Networks East plc and Central Networks West plc (Collectively, “Central Networks”), the expected results of operations of Central Networks or PPL Corporation both before or following PPL Corporation’s acquisition of Central Networks, as well as statements as to future earnings, the timing or extent of realizing synergistic and other benefits from the Acquisition, energy prices, margins and sales, growth, revenues, expenses, cash flow, credit profile, ratings, financing, asset disposition, marketing performance, hedging, regulation, corporate strategy and generating capacity and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: capital market conditions, including their effect on permanent financing of the Acquisition, and decisions regarding capital structure; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; stock price performance; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation, Central Networks and of their subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; the impact of state, federal or foreign investigations applicable to PPL Corporation, Central Networks and their subsidiaries; the outcome of litigation against PPL Corporation, Central Networks and their subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation, Central Networks and their subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax or environmental legislation or regulation; and the commitments and liabilities of PPL Corporation, Central Networks and of their subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.